UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025

INTERACTIVE STRENGTH INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41610	82-1432916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Congress Avenue, Suite 925
Austin, Texas		78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 512 885-0035

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TRNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2025, Interactive Strength Inc. (the “Company”), as lender, entered into a Loan Agreement (the “Loan Agreement”) with Sportstech Brands Holding GmbH (“Sportstech” or “Borrower”), as borrower. Although the Loan Agreement was entered into on January 27, 2025, it became effective upon the first tranche of $1,122,222 (inclusive of the original issue discount and legal bill deduction) being advanced by the Company to the Borrower on January 29, 2025.

The Loan Agreement provides for a $2,250,000 loan facility (the “Loan”) that terminates on April 30, 2025 (the “Termination Date”). The Loan accrues interest at a rate of 10% per annum, subject to adjustment from time to time as set forth in the Note, and has a discount at an amount equal to 10% of the principal amount. The Loan shall be advanced in tranches of no less than $250,000 per tranche. Pursuant to the Loan Agreement, the Borrower has the option, upon delivery of a written request, to extend the term of the Loan for an additional eight-month period, such that the Termination Date will be extended to December 30, 2025.

In connection with the Loan Agreement, the Company, the Borrower, and the sole shareholder of the Borrower (the “Pledgor”) entered into a Share Pledge Agreement on January 27, 2025 (the “Share Pledge Agreement”). Pursuant to the Share Pledge Agreement, the Pledgor has pledged his share interest as collateral to secure the Borrower’s obligations under the Loan Agreement. In addition, on January 27, 2025, the Company, the Borrower and the Pledgor entered into a Suretyship Agreement, pursuant to which the Pledgor has agreed to act as surety for the Borrower’s obligations under the Loan Agreement.

The Loan Agreement contains representations, warranties, and events of defaults customary for this type of facility.

The Company and Sportstech, on December 12, 2024, entered into a non-binding letter of intent and exclusivity agreement for the Company to acquire Sportstech. The proceeds of the Loan Agreement will be used by Sportstech for growth capital and such proceeds are not part of any consideration to be paid by the Company to Sportstech if the parties enter into binding acquisition documents.

The foregoing descriptions do not constitute a complete summary of the terms of the Loan Agreement and the Share Pledge Agreement, and are qualified in their entirety by reference to the full texts of the Loan Agreement and the Share Pledge Agreement, which are filed as Exhibit 10.1 and 10.1, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Loan Agreement, by and between Sportstech Brands Holding GmbH and Interactive Strength Inc., dated as of January 27, 2025.
10.2*	Share Pledge Agreement, by and among Ali Ahmad, Sportstech Brands Holdings GmbH and Interactive Strength Inc., dated as of January 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interactive Strength Inc.

Date:	February 4, 2025	By:	/s/ Michael J. Madigan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)